united states
securities and exchange commission

Washington, D.C. 20549

form 8-k

current report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 12, 2017

Royal Hawaiian Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-9145	99-0248088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

688 Kinoole Street, Suite 121, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(808) 747-8471

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Credit Agreement with American AgCredit, PCA

On January 12, 2017, Royal Hawaiian Orchards, L.P., a Delaware limited partnership (the “Partnership”), Royal Hawaiian Services, LLC, a Hawaii limited liability company (“RHS”), and Royal Hawaiian Macadamia Nut, Inc., a Hawaii corporation (“RHMN”), executed the Sixth Amendment to Amended and Restated Credit Agreement and Waiver (the “Sixth Amendment”) with the Partnership’s existing lender American AgCredit, PCA.

As a result, the Amended and Restated Credit Agreement among the Partnership, RHS, and RHMN, as borrowers, and American AgCredit, PCA, for itself, as a lender, and as agent for all lenders, dated as of March 27, 2015, as amended (the “Amended PCA Credit Agreement”), was amended as follows:

(i)	the maturity date of the 2015 Bridge Loan (as defined in the Amended PCA Credit Agreement) was extended from January 15, 2017 to July 15, 2017;

(ii)	the maturity date of the Revolving Loan (as defined in the Amended PCA Credit Agreement) was extended from March 27, 2017 to July 15, 2017;

(iii)	the interest rate on the 2015 Bridge Loan will increase as of April 15, 2017 from (A) LIBOR plus 3.00% or the Base Rate plus 1.00% to (B) LIBOR plus 3.25% or the Base Rate plus 1.25%; and

(iv)

the minimum Consolidated EBITDA (as defined in the Amended PCA Credit Agreement) was reduced for the four-quarter period ending March 31, 2017, and for the four-quarter period ending on the last day of each fiscal quarter thereafter from $5,000,000 to $2,500,000.

In addition, a one-time waiver was granted in connection with Events of Default (as defined in the Amended PCA Credit Agreement) relating to (i) the Consolidated EBITDA covenant of the Amended PCA Credit Agreement for the four-quarter period ended December 31, 2016, and (ii) the cross-default covenant of the Amended PCA Credit Agreement relating to the Event of Default in the FLCA Credit Agreement, as defined and described below.

The foregoing description of the Sixth Amendment is qualified in its entirety by the terms of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Credit Agreement with American AgCredit, FLCA

On January 12, 2017, the Partnership also executed the Second Amendment to Credit Agreement and Waiver (the “Second Amendment”) with the Partnership’s existing lender American AgCredit, FLCA.

As a result, the Credit Agreement between the Partnership, as borrower, and American AgCredit, FLCA, as lender, dated as of June 15, 2015, as amended (the “FLCA Credit Agreement”), was amended by eliminating the Total Indebtedness to Consolidated EBITDA Ratio (as defined in the FLCA Credit Agreement) covenant as of the last day of the calendar quarters ending March 31, 2017 and June 30, 2017. The covenant requiring the Total Indebtedness to Consolidated EBITDA Ratio not to exceed 4.0 to 1.0 will be effective as of the last day of each calendar quarter commencing with the calendar quarter ending September 30, 2017.

In addition, a one-time waiver was granted in connection with Events of Default (as defined in the FLCA Credit Agreement) relating to (i) the Total Indebtedness to Consolidated EBITBA Ratio covenant as of the last day of the calendar quarter ending on December 31, 2016, and (ii) the cross-default covenant of the FLCA Credit Agreement relating to the Event of Default in the Amended PCA Credit Agreement described above.

The foregoing description of the Second Amendment is qualified in its entirety by the terms of the Second Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1

Sixth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, American AgCredit, PCA, as Agent, and the Lenders, dated as of January 12, 2017.

10.2	Second Amendment to Credit Agreement and Waiver between Royal Hawaiian Orchards, L.P., as Borrower, and American AgCredit, FLCA, as Lender, dated as of January 12, 2017.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL HAWAIIAN ORCHARDS, L.P.
(Registrant)
Date: January 13, 2017
	By:	Royal Hawaiian Resources, Inc., its Managing General Partner

		By:	/s/ Bradford Nelson
		Name:	Bradford Nelson
		Title:	President

EXHIBIT INDEX

Exhibit No.	Description
10.1

Sixth Amendment to Amended and Restated Credit Agreement and Waiver among Royal Hawaiian Orchards, L.P., Royal Hawaiian Services, LLC, and Royal Hawaiian Macadamia Nut, Inc., as Borrowers, American AgCredit, PCA, as Agent, and the Lenders, dated as of January 12, 2017.

10.2	Second Amendment to Credit Agreement and Waiver between Royal Hawaiian Orchards, L.P., as Borrower, and American AgCredit, FLCA, as Lender, dated as of January 12, 2017.